News Release 131 July 24, 2012 Liberty Star Uranium & Metals Corp. LBSR: OTCBB LBVN: Frankfurt http://www.LibertyStarUranium.com
FOR IMMEDIATE RELEASE

Liberty Star Relisted on OTCQB
TUCSON, Arizona–July 24–Liberty Star Uranium & Metals Corp. (“Liberty Star” or the “Company”) (LBSR: OTCBB) is pleased to announce that the Company has been relisted on the OTCQB - The Venture Marketplace by OTC Markets.

According to OTCMarkets.com: “OTCQB is the venture marketplace for companies that are current in their reporting with a U.S. regulator. There are no financial or qualitative standards to be in this tier.”

“James A. Briscoe” James A. Briscoe, Professional Geologist, AZ CA
CEO/Chief Geologist
Liberty Star Uranium & Metals Corp.

Contact:
Liberty Star Uranium & Metals Corp.
Tracy Myers, 520-425-1433
Investor Relations
http://www.LibertyStarUranium.com
info@LibertyStarUranium.com
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